Exhibit 10.1

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (“Agreement”), dated July 17, 2019, among ___________ (the “Purchaser”), Black Ridge Oil & Gas, Inc. (the “Sponsor”) and Black Ridge Acquisition Corp. (the “Company”).

RECITALS:

A.        The Company intends to hold a special meeting of its stockholders (“Meeting”) to consider and act upon, among other things, a proposal to adopt and approve an Agreement and Plan of Merger, dated as of December 19, 2018 (the Merger Agreement”), by and among the Company, Black Ridge Merger Sub Corp., Allied Esports Media, Inc. (f/k/a Allied Esports Entertainment, Inc.), Noble Link Global Limited, Ourgame International Holdings Ltd. and Primo Vital Ltd.

B.        The Purchaser is willing to purchase shares of common stock (the “Public Shares”) of the Company sold in the Company’s initial public offering (“IPO”), based on the terms and conditions contained in this Agreement.

NOW THEREFORE IT IS AGREED:

1.        Purchase of Shares. The Purchaser hereby agrees it will use commercially reasonable best efforts to purchase at least $________ of Public Shares in the open market or in privately negotiated transactions commencing two days after the filing of the Signing Form 8-K (defined below) and ending on the close of business on July 26, 2019, unless such date is otherwise extended by mutual agreement of both parties.  The purchase price for the Public Shares shall not exceed the per share amount held in the Company’s trust account (which is approximately $10.30 per share) (the “Maximum Price”).  Purchaser agrees that it will not seek conversion of any of the shares purchased hereunder at the Meeting.  If Purchaser is unable to purchase the full $________ of Public Shares for any reason, the Company shall sell to Purchaser at the Closing (defined below) a number of newly issued shares of common stock (“New Shares”), valued at the Maximum Price, equal to the difference between $_______ and the dollar amount of Public Shares purchased hereunder by Purchaser.  The purchase price for any New Shares shall be delivered by the Purchaser one day prior to the Closing to an account designated by the Company to hold in escrow until the Closing.  If the Closing does not occur, the Company shall promptly return any such purchase price without interest or deduction.  All shares purchased hereunder pursuant to this Section 1, whether Public Shares or New Shares, shall hereafter be referred to as the “Purchased Shares.”

2.        Share Issuance and Transfer. In consideration of the agreements set forth in Section 1 hereof, upon consummation of the transactions contemplated by the Merger Agreement (the “Closing”):

(a)       the Company will issue to the Purchaser one and one-half (1.5) additional shares of common stock, par value $0.0001 per share (“Common Stock”), of the Company for every ten (10) Purchased Shares that are purchased by the Purchaser.

(b)      the Sponsor will transfer to the Purchaser _____ shares of Common Stock beneficially owned by it, which transferred shares will be released from the escrow restrictions contained thereon.

(c)      The shares of Common Stock issued/transferred to the Purchaser pursuant to this Section 2 shall hereafter be referred to as the “Additional Securities.”

3.        Registration Rights. The Company agrees to file a registration statement covering the resale by the Purchaser of the New Shares, if any, and Additional Securities as promptly as practicable following the Closing and use its best efforts to have such registration statement declared effective by the Securities and Exchange Commission as soon as possible.

4.        Representations of Purchaser. Purchaser hereby represents and warrants to the Company that:

(a)       Purchaser, in making the decision to purchase the Purchased Shares and receive the Additional Securities, has not relied upon any oral or written representations or assurances from the Company or any of its officers, directors, partners or employees or any other representatives or agents.

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(b)      This Agreement has been validly authorized, executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery thereof by the other party hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Purchaser does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Purchaser is a party which would prevent the Purchaser from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Purchaser is subject.

(c)       Purchaser is an “accredited investor” as defined by Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”).

(d)      Purchaser acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with the Purchaser’s own legal counsel and investment and tax advisors. Purchaser is familiar with the business, management, financial condition and affairs of the Company.

(e)       Purchaser has reviewed the documents of the Company filed with the Securities and Exchange Commission (“Company Filings”), including the proxy statement relating to the Meeting, and Purchaser understands the content of the Company Filings and the risks described about an investment in the Company.

(f)       Purchaser has been advised that the New Shares, if any, and the Additional Securities have not been registered under the Securities Act of 1933, as amended.

5.        Company Representations. The Company hereby represents and warrants to the Purchaser that:

(a)       The Company is duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization as the type of entity that it purports to be.

(b)      This Agreement has been validly authorized, executed and delivered by it and, assuming the due authorization, execution and delivery thereof by the other party hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Company does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Company is a party which would prevent the Company from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Company is subject.

(c)       The Company has the requisite corporate power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement has been duly authorized by all necessary action on the part of the Company.

(d)       None of the Company Filings, as of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

6.        Sponsor Representations. The Sponsor hereby represents and warrants to the Purchaser that:

(a)       This Agreement has been validly authorized, executed and delivered by it and, assuming the due authorization, execution and delivery thereof by the other party hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Insider does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Insider is a party which would prevent the Insider from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Insider is subject.

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(b)      The Sponsor is the beneficial owner of the shares being transferred by it hereunder and will transfer them to the Holder promptly after the Closing free and clear of any liens, claims, security interests, options charges or any other encumbrance whatsoever, except for restrictions imposed by federal and state securities laws.

7.       Disclosure; Exchange Act Filings. Promptly after execution of this Agreement, the Company will file a Current Report on Form 8-K (“Signing Form 8-K”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) reporting it. The parties to this Agreement shall cooperate with one another to assure that all such disclosures are accurate and consistent.

8.        Entire Agreement; Amendment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and may be amended or modified only by written instrument signed by all parties. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

9.        Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, including the conflicts of law provisions and interpretations thereof.

10.        Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

11.        Termination. Notwithstanding any provision in this Agreement to the contrary, this Agreement shall become null and void and of no force and effect (i) upon the termination of the Merger Agreement prior to the Closing or (ii) if the Purchaser fails to purchase the $_____ of Purchased Shares by the Closing. Notwithstanding any provision in this Agreement to the contrary, the Company’s and Sponsor’s obligation to issue/transfer the Additional Securities to the Purchaser shall be conditioned on the Closing occurring and the Purchaser purchasing the $_____ of Purchased Shares.

12.        Remedies. Each of the parties hereto acknowledges and agrees that, in the event of any breach of any covenant or agreement contained in this Agreement by the other party, money damages may be inadequate with respect to any such breach and the non-breaching party may have no adequate remedy at law. It is accordingly agreed that each of the parties hereto shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to seek injunctive relief and/or to compel specific performance to prevent breaches by the other party hereto of any covenant or agreement of such other party contained in this Agreement.

13.        Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement shall not be assigned by either party without the prior written consent of the other party hereto.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASER:

By:
Name:
Title:

SPONSOR:

By:
Name:
Title:

COMPANY:

By:
Name:
Title:

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